SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934
                        (Amendment No.  )

       Filed by the Registrant[X]
       Filed by a Party other than the Registrant

       Check the appropriate box:
       [X]Preliminary Proxy Statement
       [ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
       [ ]Definitive Proxy Statement
       [ ]Definite Additional Materials
       [ ]Soliciting Material Pursuant to Section 240.14a-11(c) or
          Section 240.14a-12

                        CHYRON CORPORATION

       (Name of Registrant as Specified In Its Charter)


       (Name of person(s) filing proxy statement, if other than the Registrant)

       Payment of Filing Fee (Check the appropriate box):
       [X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
       14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
       [ ]$500 per each party to the controversy pursuant to Exchange
          Act Rule 14a-6(i)(3).
       [ ]Fee computed on table below per Exchange Act Rules
          14a-6(i)(4) and 0-11.

         1) Title of each class of securities to which transaction applies:


         2) Aggregate Number of securities to which transaction applies:


         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


         4) Proposed maximum aggregate value of transaction:


         5) Total fee paid:


         Fee paid previously with preliminary materials.
         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:


         2) Form, Schedule or Registration Statement No.:


         3) Filing Party:


         4) Date Filed:

                       CHYRON CORPORATION
                           5 HUB DRIVE
                      MELVILLE, New York  11747
                           516-845-2000


                                            January 3, 1997

       Dear Shareholders:

       On behalf of the Board of Directors and management of Chyron Corporation, I cordially invite you to attend a Special Meeting of Shareholders to be held on Friday, January 24, 1997, at 10:00 a.m., at the offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, NY 10019.

       The purpose of the Special Meeting of Shareholders is to authorize a reverse stock split of the Company's issued Common Stock, as more fully described in the attached Notice of Special Meeting of Shareholders and Proxy Statement.

       Whether or not you plan to attend this Special Meeting, please complete, sign and date the enclosed proxy card and return it in the accompanying envelope as promptly as possible. If you attend the Special Meeting, you may vote your shares in person even if you have previously mailed in a proxy card.

                                     Sincerely,


                                     /s/ Michael Wellesley-Wesley
                                     Michael Wellesley-Wesley
                                     Chairman of the Board and
                                     Chief Executive Officer

                          CHYRON CORPORATION
                             5 Hub Drive
                      Melville, New York   11747



       NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
       TO BE HELD ON JANUARY 24, 1997



       TO THE SHAREHOLDERS OF
       CHYRON CORPORATION:

       NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Chyron Corporation, a New York corporation (hereinafter the "Company" or "Chyron"), will be held at the law offices of Camhy Karlinsky & Stein LLP located at 1740 Broadway, 16th Floor, New York, New York 10019, on Friday, January 24, 1997, at 10:00 a.m., for the following purpose:

       To authorize the Board of Directors, in its sole discretion, to amend the Company's Restated Certificate of Incorporation, at any time on or before March 14, 1997, to effect a reverse stock split of the Company's issued common stock, par value $.01 per share ("Common Stock"), on the basis of issuing one (1) share of Common Stock in exchange for each three (3) shares of Common Stock.

       The Board of Directors has fixed the close of business on December 27, 1996 as the record date of the determination of shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The list of shareholders entitled to vote at the Special Meeting will be available for examination by any shareholder at the Company's offices at 5 Hub Drive, Melville, New York, 11747, for ten (10) days prior to January 24, 1997.

       Whether or not you plan to attend the Special Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience. You may revoke your proxy at any time before it is voted.

                               By Order of the Board of Directors,


                               /s/ Daniel I. DeWolf
                               Daniel I. DeWolf,
                               Secretary

       Melville, New York
       January 3, 1997


       YOUR VOTE IS IMPORTANT, ACCORDINGLY, WE URGE YOU TO DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

                       CHYRON CORPORATION

                       TABLE OF CONTENTS

                                                 Page

       INFORMATION CONCERNING VOTE                1

       PROPOSAL TO GRANT THE BOARD OF
       DIRECTORS THE AUTHORITY TO AMEND
       THE RESTATED CERTIFICATE OF
       INCORPORATION TO EFFECT A REVERSE
       STOCK SPLIT                                2

       PRINCIPAL SHAREHOLDERS                     6

       REPORT ON FORM 10-K; REPORTS ON
       FORM 10-Q                                 10

                       CHYRON CORPORATION
                          5 Hub Drive
                    Melville, New York 11747



                        PROXY STATEMENT


       For Special Meeting of Shareholders
       to be Held on January 24, 1997


       Approximate Mailing Date of Proxy Statement and Form of
       Proxy: January 3, 1997.

       INFORMATION CONCERNING VOTE

       General

       This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Chyron Corporation, a New York corporation (hereinafter, the "Company" or "Chyron"), for use at a special meeting of shareholders to be held on Friday, January 24, 1997, at 10:00 a.m., and at any and all adjournments thereof (the "Special Meeting"), with respect to the matters referred to in the accompanying notice. The Special Meeting will be held at the law offices of Camhy Karlinsky & Stein LLP, 1740 Broadway, 16th Floor, New York, New York 10019.

       Voting Rights and Outstanding Shares

       Only shareholders of record at the close of business on December 27, 1996 are entitled to notice of and to vote at the Special Meeting. As of the close of business on November 29, 1996, 97,147,241 shares of common stock, par value $.01 per share
       (the "Common Stock"), of the Company were issued and outstanding. Each share of Common Stock entitles the record holder thereof to one (1) vote on all matters properly brought before the Special Meeting.

       Revocability of Proxies

       A shareholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company, at the above address, or by revocation in person at the Special Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Special Meeting will be presented at the Special Meeting and voted in accordance with the shareholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted FOR granting the Board of Directors the authority to amend the Restated Certificate of Incorporation as discussed below under the caption "PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT."

       Voting Procedures

       All votes shall be tabulated by the inspector of elections appointed for the meeting, who shall separately tabulate affirmative and negative votes, abstentions and broker non-votes. The presence of a quorum for the Special Meeting, defined here as a majority of the votes entitled to be cast at the meeting is required.

       Assuming a quorum has been reached, a determination must be made as to the result of the vote on each matter submitted for shareholder approval. The amendment of the Company's Restated Certificate of Incorporation must be approved by a majority of the shares outstanding. Abstentions are not counted in determining the number of votes cast in connection with the amendment of the Restated Certificate of Incorporation.

       PROPOSAL TO GRANT THE BOARD OF DIRECTORS THE AUTHORITY
       TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION
       TO EFFECT A REVERSE STOCK SPLIT

       Shareholders are being asked to grant the Board of Directors the authority, in its sole discretion, to amend the Restated Certificate of Incorporation for the purpose of effecting a reverse stock split of Common Stock. The reverse stock split would be on the basis of issuing one (1) share of Common Stock in exchange for three (3) shares of Common Stock (the "Reverse Stock Split"). The Board will have the authority to effectuate the Reverse Stock Split at any time on or before March 14, 1997. In lieu of receiving fractional shares, a shareholder shall receive cash.

       The Board of Directors believes it is in the best interests of the Company and its shareholders to grant the Board this authority. Approval will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. The Board of Directors will have the absolute right, without further action by the shareholders, to decide whether to proceed with the Reverse Stock Split. The Reverse Stock Split will only be effectuated when and if the Board of Directors (or a duly authorized Committee of the Board) authorizes the actual filing of the amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of New York.

       The Company is authorized to issue 150,000,000 shares of Common Stock, of which 97,147,241 shares were issued and outstanding as of the close of business on November 29, 1996. As proposed and if effected, the Reverse Stock Split would reduce the number of outstanding shares to approximately 32,382,413. If the Reverse Stock Split occurs, the Company will amend its listing with the New York Stock Exchange to reflect this change. The Reverse Stock Split would not affect any shareholder's proportionate equity interest in the Company, except for those shareholders who would receive cash in lieu of fractional shares. Neither the par value of the Common Stock nor any rights presently accruing to holders of Common Stock would be affected by this transaction.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THIS
       PROPOSAL

       Reasons for the Proposed Reverse Stock Split

       The Company has filed registration statement (the "Registration Statement") on Form S-3 with the Securities and Exchange Commission (the "SEC") pursuant to which the Company and certain selling shareholders intend to offer shares of Common Stock (the "Offering"). In connection with the Offering, the Board of Directors believes that it is in the best interests of the Company to effect the Reverse Stock Split.

       The current number of outstanding shares of Common Stock is atypical for a company of Chyron's size. The large number of shares of Common Stock currently outstanding results from the issuance of shares of Common Stock as part of the capital restructuring of the Company pursuant to certain bankruptcy proceedings in 1992. The Board of Directors believes that the Reverse Stock Split is in the best interests of the Company and may provide the Company with additional financing alternatives in the future.

       Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to change control of the Company, and the proposed Reverse Stock Split is not intended to be an anti-takeover device.

       Exchange of Stock Certificates

       If the amendment is approved by the Company's shareholders, and if the Board of Directors effects the Reverse Stock Split, the Company will file its amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of New York. The Reverse Stock Split will become effective on the date of such filing (the "Effective Date") and the shareholders will be notified on or after the Effective Date that the Reverse Stock Split has been effected. The Company's transfer agent, The American Stock Transfer and Trust Company, will act as its exchange agent (the "Exchange Agent") for holders of Common Stock in implementing the exchange of their certificates.

       As soon as practicable after the Effective Date, shareholders shall be notified and requested to surrender their old certificates to the Exchange Agent in exchange for the proper number of new certificates. Beginning on the Effective Date, each old certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Common Stock as a result of the Reverse Stock Split. To the extent a shareholder holds a number of shares not evenly divisible, the Company will pay cash for fractional interests as described below.

       Liquidation of Fractional Shares

       No scrip or fractional certificates will be issued in connection with the Reverse Stock Split. Assuming approval of the Reverse Stock Split by the Company's shareholders, shareholders who ostensibly would be entitled to receive fractional shares because they hold a number of shares of Common Stock not evenly divisible will be entitled upon surrender to the Exchange Agent of certificates representing such shares, to a cash payment in lieu thereof at a price equal to the closing price of the Company's Common Stock as reported on the NYSE on the Effective Date for each such share of Common Stock held prior to the Effective Date.

       The Company will either deposit sufficient cash with the Exchange Agent or set aside sufficient cash for the purchase of the above referenced fractional interests. Shareholders are encouraged to surrender their old certificates to the Exchange Agent for new certificates evidencing whole shares of the Common Stock and to claim the sums, if any, due them for fractional interests, as promptly as possible following the Effective Date. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein. No service charge will be payable by shareholders in connection with the exchange of certificates or the issuance of cash for fractional interests, all of which costs will be borne and paid by the Company.

       Description of Company's Securities

       The authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, $.01 par value, and 1,000,000 shares of Preferred Stock, $1.00 par value. As of November 29, 1996, there were issued and outstanding 97,147,241 shares of Common Stock. No shares of Preferred Stock were outstanding.

       Common Stock

       The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board may, from time-to-time, determine. Each shareholder is entitled to one vote for each share of Common Stock held of record, on all matters submitted to a vote of shareholders. There are cumulative voting rights in connection with the election of directors. Holders of Common Stock have no preemptive rights or rights to convert their Common Stock into any other securities under the Company's charter documents. There are no redemption or sinking fund provisions applicable to the Common Stock. Upon liquidation, dissolution, or winding up of the Company, the assets legally available for distribution to shareholders are distributable ratably among the holders of the Common Stock outstanding at that time, after payment of liquidation preferences, if any, on any outstanding Preferred Stock and payment of claims of creditors.

       Preferred Stock

       The Company's Restated Certificate of Incorporation provides that the Company may issue 1,000,000 shares of Preferred Stock, $1.00 par value, in one or more series. The Board of Directors is authorized to establish, from time-to-time, the number of shares to be included in, and the designation of, any such series, to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the shareholders. The issuance of Preferred Stock may have the effect of delaying, deferring, or preventing a change in control of the Company without further action by the shareholders. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power or other rights of the holders of Common Stock.

       Federal Income Tax Consequences

       The following is a brief description of the federal income tax treatment that will generally apply as a result of the Reverse Stock Split, based on the federal income tax laws in effect on the date hereof. BECAUSE THE FOLLOWING PROVIDES ONLY A BRIEF SUMMARY OF THE GENERAL FEDERAL INCOME TAX RULES, INDIVIDUALS SHOULD NOT RELY THEREON FOR INDIVIDUAL TAX ADVICE, AS EACH TAXPAYER SITUATION AND THE CONSEQUENCES OF ANY PARTICULAR TRANSACTION WILL VARY DEPENDING UPON THE SPECIFIC FACTS AND CIRCUMSTANCES INVOLVED. RATHER, EACH TAXPAYER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR FOR PARTICULAR FEDERAL AS WELL AS STATE AND LOCAL INCOME AND ANY OTHER TAX ADVICE.

       The Reverse Stock Split should not result in the recognition of gain or loss (except in the case of cash received for fractional shares as described above). The holding period of the shares of Common Stock will include the shareholder's respective holding periods for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the new shares of Common Stock will be the same as the adjusted basis of the Common Stock exchanged therefor, reduced, if applicable, by the basis in the fractional shares which were exchanged for cash as described above.

       A shareholder who receives cash in lieu of fractional shares will be treated as if the Company had issued fractional shares